Exhibit 13.1

• • Transformation of • North Carolina Medicaid • CONFIDENTIAL • 1

Note carefully:  CCHN is “testing the waters” under Regulation A under the Securities Act of 1933, as amended, to gauge market demand from potential investors for an offering of securities. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement is filed with, and qualified by, the Securities and Exchange Commission. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind.  This communication contains forward - looking statements. In some cases, you can identify these statements by forward - looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward - looking statements include, but are not limited to, statements concerning the joint venture, the proposed health plan and our expectations about the capitalization, ownership and governance of CCHN and our expected public offering of stock. You should not rely upon forward - looking statements as predictions of future events. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, satisfaction of the conditions to closing of the joint venture transaction. In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this communication may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements. Except as required by law, neither CCHN nor any other person assumes responsibility for the accuracy and completeness of the forward - looking statements. CCHN undertakes no obligation to update publicly any forward - looking statements for any reason after the date of this communication to conform these statements to actual results or to changes in our expectations. • 2

Relationship of Companies and People • CCH Holding Co. Partnership • MD, DO, PA, NP • CONFIDENTIA L • 3

Physician Leadership • CONFIDENTIAL • MD, DO, PA, NP • CCH Holding Co. Partnership • Management Committee • 2 CCHN, 8 Centene • 2+2 cmte nominates CCH Board • Board of Directors • Pre - closing: 3 docs ... selected by • NCMS • Post closing: 5 docs, 2 Centene, 2 Cmty Ldrs ... elected by CCHN shareholders • Board of Directors • 8 docs, 4 Centene, 3 Cmty Ldrs • 4

Focus on Strength • Data/Support Services • Centene • CCH Network • Network Mgmt • Services • NCCHCA • MD, DO, PA, NP • NCMS • JV Holding Co • Plan Mgmt Services • CONFIDENTIAL

Carolina Complete Health Overview Better Health Outcomes, Lower Costs. ™

Carolina Complete Health Confidential and Proprietary Information 2 On January 10, 2017, a subsidiary of the North Carolina Medical Society (NCMS) , working in conjunction with the North Carolina Community Health Center Association (NCCHCA), and Centene Corporation entered into a joint venture agreement to collaborate on a patient - focused approach to Medicaid under the reform plan enacted in the State of North Carolina. • Pursuant to the agreement, the joint - venture will create Carolina Complete Health , to establish, organize and operate a physician - led Medicaid managed care health plan • Carolina Complete Health Network , which will be owned jointly by NCMS, Physicians , Physician Assistants, Nurse Practitioners and Community Health Centers, will provide medical management services, hold a majority on the Board of Directors and oversee the medical policies for the health plan • Centene will manage the financial and daily operations • The model will facilitate providers leading health care decisions and contributing to a value - based reimbursement system to result in better health outcomes for members at a lower cost to the state

Physician Leadership 3 MD, DO, PA, NP CCH Holding Co. Partnership Board of Directors Initial : 3 docs … selected by NCMS Post closing: 5 docs, 2 Centene, 2 Cmty Ldrs … elected by CCHN shareholders Board of Directors 8 docs, 4 Centene, 3 Cmty Ldrs Management Committee 2 CCHN, 8 Centene 2+2 cmte nominates CCH Board 3 Confidential and Proprietary Information

more than 12,000 members united statewide to advance medical science and raise professional standards Carolina Complete Health Partners North Carolina Medical Society First met in 1799 and organized in 1849 with 25 physician members – the oldest professional organization in the state MEDICAL SOCIETY AT - A - GLANCE CAROLINA COMPLETE HEALTH PARTNERSHIP "With the changes taking place in our health care system at the state level with Medicaid reform and new programs at the national level, the NCMS remains committed to ensuring that physicians are the ones making the clinical decisions in the best interest of their patients . Our leadership views this partnership as a unique opportunity to help lead the reform process and to put patients' needs first.” – Robert W. Seligson, NCMS CEO Confidential and Proprietary Information 4

Carolina Complete Health Partners North Carolina Community Health Center Association more than 480,000 patients served in 2015 38 health center grantees & look - alike organizations 200 clinical sites sites offered in 72 of North Carolina’s 100 counties NCCHCA AT - A - GLANCE CAROLINA COMPLETE HEALTH PARTNERSHIP "North Carolina Federally Qualified Health Centers (FQHCs) are key providers of primary care services to Medicaid recipients across North Carolina. The patient - centered medical home model at FQHCs, and their focus on providing a broad spectrum of services to low - income and underserved populations, make them uniquely prepared to meet the state's Medicaid reform goals. NCCHCA believes partnering with the North Carolina Medical Society and Centene will enable FQHCs to work more closely with physician specialists and health systems in their local communities to improve patient continuity of care, quality and cost.” - E. Benjamin Money, Jr., NCCHCA CEO 500,000 serving nearly patients Confidential and Proprietary Information 5

Carolina Complete Health Partners Carolina Complete Health Network CCHN AT - A - GLANCE CAROLINA COMPLETE HEALTH PARTNERSHIP Confidential and Proprietary Information 6 WHO WE ARE In May 2016, Carolina Complete Health Network, Inc. was formed to ensure that physicians treating Medicaid beneficiaries in North Carolina have a physician - led, sustainable mechanism to provide Medicaid managed care services WHAT WE WILL DO Working in partnership with organizations that have demonstrated success in value - based Medicaid services, we will establish, grow, and operate a physician - led provider network that uses data - driven, outcomes - based models - of - care to serve Medicaid beneficiaries in North Carolina OUR MISSION • Provide state - of - the - art care to Medicaid beneficiaries resulting in better health at lower cost • Empower healthcare professionals to optimize care that is outcome - driven, evidence - based, and cost - effective • Engage healthcare professionals caring for Medicaid beneficiaries in developing best practices and medical policies OUR FUTURE OWNERS Together the North Carolina Medical Society, Community Health Centers, physicians, physician assistants, and nurse practitioners delivering health care to North Carolina Medicaid beneficiaries No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy securities ca n be accepted and no part of the purchase price can be received until an offering statement is filed with, and qualified by, the Securities and Exchange Commission. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind.

30,900 employees WHO WE ARE WHAT WE DO 28 states with government sponsored healthcare programs 12.1 million members Medicaid (23 states) Exchanges (13 States) Medicare (13 States) Correctional (8 States) ~300 Product / Market Solutions 2 international markets Does not include 2.8 million TRICARE eligibles Centene Corporation , a St. Louis based company founded in Milwaukee in 1984. # 66 on the Fortune 500 list # 4 Fortune’s Fastest Growing Companies (2015) Confidential and Proprietary Information 7 Carolina Complete Health Partners Centene Corporation $ 40.6B revenue for 2016 $ 10.3 billion in cash and investments $ 46 - 46.8B expected revenue for 2017

Confidential and Proprietary Information 8 Centene’s Leadership John R. Roberts Retired Regional Managing Partner – Arthur Andersen, LLP David L. Steward Chairman of the Board – World Wide Technology, Inc. Hon. Tommy G. Thompson Former Health & Human Services Secretary Former Governor of Wisconsin BOARD OF DIRECTORS Michael F. Neidorff Chairman and CEO – Centene Corporation Orlando Ayala Corporate Vice President, Chairman Emerging Markets, Chief Strategist, National Competitiveness – Microsoft Corporation Robert K. Ditmore Former President & COO – United Healthcare Corporation Frederick H. Eppinger President & CEO – The Hanover Insurance Group, Inc. Hon. Richard A. Gephardt CEO – Gephardt and Associates , Former Majority Leader of the U.S. House of Representatives

Footprint and Membership States with health plan operations or pre - operations States with business operations Centene Headquarters TRICARE North Region Current Membership Confidential and Proprietary Information 9 Notes: • NV operations commenced July 1, 2017 • PA operations expected to commence January 1, 2018 • MD Managed Service Organization (MSO) contract commenced July 1, 2017 • Services for 2.9 million eligible beneficiaries in the TRICARE West Region’s 19 states expected to commence 1Q 2018. AZ _ _ _ _ 684,300 AR _ _ _ _ 98,100 CA _ _ _ _ 2,980,100 FL _ _ _ _ 872,000 GA _ _ _ _ 568,300 IL _ _ _ _ 253,800 IN _ _ _ _ 335,800 KS _ _ _ _ 133,100 LA _ _ _ _ 484,100 MA _ _ _ _ 44,200 MI _ _ _ _ 2,100 MN _ _ _ _ 9,500 MS _ _ _ _ 349,500 MO _ _ _ _ 106,100 NH _ _ _ _ 77,800 NE _ _ _ _ 79,200 NM _ _ _ _ 7,100 OH _ _ _ _ 328,900 OR _ _ _ _ 211,900 SC _ _ _ _ 121,900 TN _ _ _ _ 21,900 TX _ _ _ _ 1,243,900 VT _ _ _ _ 1,600 WA _ _ _ _ 254,400 WI _ _ _ _ 71,700 TRICARE North _ _ _ _ 2,804,100

Medicaid Leadership Confidential and Proprietary Information 10 BRINGING EXPERIENCE TO NEW MARKETS Notes: 1 Anticipated to go - live, pending regulatory approval. 2009 1984 1995 2004 2006 1999 2006 2007 2012 2013 2013 2013 2015 2015 2009 2011 2011 2010 2012 2012 2017 2018 1 2017 2017

Product Solutions

carolina complete health

Government Solutions	AZ	AR	CA	FL	GA	IL	IN	KS	LA	MD	MA	MI	MN	MS	MO	NE	NH	NM	NV	OH	OR	PA[1]	SC	TN	TX	VT	WA	WI
TANF	●		●	●	●	●	●	●	●	●				●	●	●	●		●	●	●	●	●		●		●	●
Medicaid Expansion	●	●	●			●	●		●	●	●						●		●	●	●	●					●	
CHIP	●		●	●	●	●	●	●	●	●				●	●	●	●		●	●	●		●		●		●	●
ABD (non-duals)	●		●	●		●	●	●	●	●				●		●	●			●	●	●	●		●		●	●
ABD (Medicaid only dual-eligibles)	●		●	●				●								●	●			●	●	●			●			●
Dual Demonstrations (including LTSS)			●			●						●								●			●		●			
Intellectually/Developmentally Disabled						●		●									●								●			
Long-Term Services and Supports	●		●	●		●		●												●		●			●			
Foster Care			●	●			●	●	●					●	●	●	●				●				●		●	
Medicare Special Needs Plan	●		●	●	●															●	●				●			●
Medicare Advantage	●		●	●	●									●							●				●		●	
Health Insurance Marketplaces	●	●	●	●	●	●	●				●			●			●			●					●		●	
Commercial Insurance (Lrg & Sm Group)	●		●																		●						●	
Correctional Healthcare			●	●							●		●	●				●						●		●		
Specialty Health Solutions	**AZ**	**AR**	**CA**	**FL**	**GA**	**IL**	**IN**	**KS**	**LA**	**MD**	**MA**	**MI**	**MN**	**MS**	**MO**	**NE**	**NH**	**NM**	**NV**	**OH**	**OR**	**PA**	**SC**	**TN**	**TX**	**VT**	**WA**	**WI**
Pharmacy Benefits	●	●	●	●	●	●	●	●	●		●	●		●		●	●		●	●		●	●		●		●	
Behavioral & Specialty Therapies	●	●	●	●	●	●	●	●	●		●	●		●	●	●	●		●	●			●		●		●	●
Life & Health Management	●	●	●	●	●	●	●	●	●	●	●	●		●	●	●	●		●	●		●	●	●	●		●	●
Primary Care Solutions for Complex Pop.				●		●	●	●							●					●					●		●	●
Managed Vision	●	●	●	●	●	●	●	●	●		●	●		●	●	●	●		●	●		●	●		●		●	●
Dental Benefits[2]	●	●		●	●	●		●			●	●		●	●					●		●			●			●
Telehealth (Nurse Triage/Education Line)	●	●	●	●	●	●	●	●	●	●	●	●		●	●	●	●			●		●	●		●		●	●

[1] Pennsylvania operations are expected to commence January 1, 2018

[2] Centene is in process of transitioning dental services from external vendors to our new dental benefit management subsidiary.

Confidential and Proprietary Information 11

Physician/Provider Collaboration Confidential and Proprietary Information 12 Physician Engagement trained on acuity adjustment, HEDIS, Payment Innovation programs Geared with actionable insights and reports Draw upon appropriate clinical, quality, contracting, finance, operational expertise Provider / Payor Partnership Physician Engagement Model • Physician collaboration is essential to the success of Centene’s local model and capacity to provide excellent care • Centene’s health plan and corporate Chief Medical Officers are all practicing physicians to ensure the operating model reflects the local need and current best - practices • Each plan is governed locally by a board of directors that includes physician representation, and Centene solicits advice from member and physician stakeholders through its committees and advisory groups 332,000 2,700 physicians hospitals in Centene’s provider networks

Provider Contracting Continuum Confidential and Proprietary Information 13 Pay for Performance Upside Gain Sharing Episode/Partial Downside Risk Sharing Total Partnership for Cost of Care Payment TIGHTER PARTNERSHIP WITH PROVIDERS

Payment Reform Activity - based reimbursement A Each individual service (or procedure, intervention or piece of equipment) is billed and paid for separately Pay for performance (P4P) B Activity - based reimbursement, with a bonus payment based on achieving defined and measurable goals related to access, continuity of care, patient satisfaction, and clinical outcomes Gain - sharing/ incentive based contracting C Providers are either paid a risk - adjusted percentage of costs saved that can be attributed to their effort, or reimbursed at a higher rate based on achieving certain metrics Episode or bundled payments D Single payment for a group of services related to a treatment or condition that may involve multiple providers in multiple settings; also linked to quality measures/outcomes Upside and downside risk - sharing model E Same as gain sharing, but providers are also at risk for a portion of additional costs incurred that can be attributed to them Risk - sharing for cost of care payment F Risk - adjusted payment for all or part of health care services needed by a specified individuals or a group of people for a fixed period of time Payment Model Configuration of Design Elements Increasing provider system risk and decreasing payor control Confidential and Proprietary Information 14

Framework for comprehensive network transformation

carolina complete health

6 Outcomes

- Quality, Access, Cost, Provider Satisfaction, Risk adjustment, Growth, ROI

2 Incentive alignment

- Develop appropriate programs that align with state, HP and provider needs
- Ensure all executed contracts are administrable

3 Enterprise Provider Analytics

- Rollout enhanced provider portal
- Streamline analytics and data needs
- Maintain data integrity across all systems and tools

4 Provider Engagement

- Reorganize to develop champions who are accountable for provider performance
- Develop supporting corporate infrastructure

5 Operational alignment

- Ensure member and provider alignment
- Integrate with member services and Med. Mgmt workflow
- Support EFT payments

1 Network Assessment

- Stratify network and identify providers and opportunities to maintain and improve on key outcome measures

Confidential and Proprietary Information

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Provider Reporting Actionable Insights Confidential and Proprietary Information 16 Overall financial performance Overall clinical performance Relative practice performance Practice level score card Individual physician performance Management level summary and opportunities Practice level summary Physician level opportunities Member level gaps in care with contact information

IT Integration Proprietary Enterprise Data Warehouse Centelligence Business Analytics CRM & Member Portal Advanced Case Management System IVR, Provider Portal & Health Record Provider Profiles Predictive Modeling HEDIS Outcomes CENTELLIGENCE TM Confidential and Proprietary Information 17

carolina complete health

Accreditations – Health Plans

CENTENE'S GOAL IS TO ENSURE EACH HEALTH PLAN BECOMES ACCREDITED

ACCREDITED NCQA HEALTH PLAN COMMENDABLE

Centene Health Plan Subsidiary	State	Products
Absolute Total Care	SC	Medicaid
Granite State Health Plan	NH	Medicaid, HIM (accredited only)
Managed Health Services	IN	Medicaid, HIM (accredited only)
Managed Health Services	WI	Medicaid
Peach State Health Plan	GA	Medicaid, HIM (accredited only)
Superior Healthplan	TX	Medicaid, HIM (accredited only)
Sunflower Health Plan	KS	Medicaid

ACCREDITED NCQA HEALTH PLAN ACCREDITED

Arkansas Health & Wellness	AR	HIM
Buckeye Community Health Plan	OH	Medicaid, HIM
CeltiCare Health Plan	MA	Medicaid, HIM
Coordinated Care	WA	Medicaid, HIM
Home State Health Plan	MO	Medicaid
IlliniCare Health Plan	IL	Medicaid, HIM
Louisiana Healthcare Connections	LA	Medicaid
Magnolia Health Plan	MS	Medicaid, HIM
Sunshine Health	FL	Medicaid, HIM
Trillium Community Health Plan	OR	Medicaid, Medicare, HIM, Commercial

*Does not include Health Net accreditations

Confidential and Proprietary Information 18

Accreditations – Specialty

carolina complete health

CENTENE'S GOAL IS TO ENSURE EACH AFFILIATED COMPANY BECOMES ACCREDITED

NCQA ACCREDITED – MANAGED BEHAVIORAL HEALTHCARE ORGANIZATION
- Cenpatico

NCQA ACCREDITED – WELLNESS & HEALTH PROMOTION
- Nurtur

NCQA CERTIFIED – UTILIZATION MANAGEMENT/ CREDENTIALING
- OptiCare

NCQA ACCREDITED – DISEASE MANAGEMENT

Nurtur

NCQA CERTIFIED – HEALTH INFORMATION PRODUCT
- NurseWise

URAC ACCREDITED SPECIALTY PHARMACY
- AcariaHealth

URAC ACCREDITED PHARMACY BENEFIT MANAGEMENT
- US Script

URAC ACCREDITED CASE MANAGEMENT
- AR Health & Wellness

URAC ACCREDITED DISEASE MANAGEMENT
- Nurtur

URAC ACCREDITED HEALTH UTILIZATION MANAGEMENT
- Cenpatico (AZ)
- AR Health & Wellness

URAC ACCREDITED HEALTH CALL CENTER
- NurseWise

Does not include Health Net accreditations

Confidential and Proprietary Information

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Our Goals Confidential and Proprietary Information 20 Link Members to the Medical Home Best Able to Serve Them Provide Local Infrastructure: • Case Management • Connections Representatives • Disease Management • Call Center • Member Services • Provider Relations • Provider Services Ensure that Medicaid Recipients get the Care They Need in the Most Appropriate Setting • Increase primary care visits and reduce unnecessary Emergency Room visits Significantly Increase EPSDT Screenings, Prenatal/ Postpartum Care and HEDIS Rates Improve the Quality of Life for Individuals with Disabilities • Identify and facilitate treatment for secondary conditions • Coordinate care to reduce duplication and waste • Reduce socio - economic barriers to care • Implement physician driven strategies that support a Medical Home

Clinical Model

carolina complete health

VISIBLE CLINICAL PRESENCE — "BOOTS ON THE GROUND"

Bring Coordination of Care to the Members and Providers

- Face-to-Face interactions
- Field Teams and Co-located Teams in provider sites
- Case Manager, Program Specialist, MemberConnections representatives

Care Management Teams

- Identify and engage high-risk and non-compliant members
- Identify barriers to compliance with treatment plans and goals
- Facilitate communication across medical and behavioral health specialties
- Coordinate services, including transportation and referrals

Onsite Discharge Planning at High-Volume Facilities

MemberConnections Representatives

- Explain benefits, provide health education, including how to access care (ex. appropriate Emergency Room utilization)
- Community events and partnerships with local community agencies, churches and high volume provider offices to promote healthy living and preventive care
- Able to change Members' beliefs and behaviors because they are hired from within the community

Hired from Local Community, Know the Area, Know the Membership

Confidential and Proprietary Information 21

Health Improvement through Innovation

carolina complete health

Connections Plus

- Part of our MemberConnections program that provides free cell phones to high-risk members who do not have safe, reliable access to a telephone
- Allows our members to have 24-hour instant access to physicians, case managers, health plan personnel, telehealth services, and 911

OUTCOME:

Members with Connections Plus phones had significantly higher HEDIS rates for measures including adult access to care and various cancer screenings, compared to the overall population.

CentAccount

- A healthy rewards account program
- Innovative approach to encourage healthy behaviors through valued financial incentives to members through a restricted-use MasterCard®

OUTCOME:

Adult members who earned the annual well visit reward were 34% less likely to visit the ER, translating into a savings of $2.04 PMPM in ER costs *(Managed Health Services - Indiana)*

Start Smart for Your Baby

- Prenatal and Postpartum program that promotes education and communication between pregnant members and their case managers and incorporates care management techniques designed to extend the gestational period and reduce pregnancy related risks

OUTCOME:

Members who participated in the program showed a significant decrease in low birth weight babies resulting in savings of over $20 million in 2014

Confidential and Proprietary Information 22